Exhibit 23.2 Consent of Gruber & Company, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Marani Brands, Inc. (the “Company”) of our report dated September 28, 2008, relating to the consolidated financial statements of the Company for the years ended June 30, 2008 and 2007 included in the Annual Report on Form 10-KSB of the Company for the year ended June 30, 2008, which is part of such Registration Statement.

Gruber & Company, LLC
Saint Louis, Missouri
July 2, 2009